SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 19, 1993
(To Prospectus dated August 31, 1993)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
               (formerly known as Countrywide Funding Corporation)
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                Mortgage Pass-Through Certificates, Series 1993-8

                              -------------------

         The Class PO Certificates

         o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated November 19, 1993, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated August 31, 1993. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

         o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $1,498,714.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

October 15, 2002


The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                                THE MORTGAGE POOL

         As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 433 Mortgage Loans having an aggregate Stated Principal Balance of approximately $112,420,857.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                  As of
                                                                                            September 1, 2002
                                                                                            -----------------
Total Number of Mortgage Loans...................................................                  433
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 0.46%
         60-90 days..............................................................                 0.00%
         91 days or more (excluding pending foreclosures)........................                 0.00%
                                                                                                  ----
         Total Delinquencies.....................................................                 0.46%
                                                                                                  ====
Foreclosures Pending.............................................................                 0.00%
                                                                                                  ----
Total Delinquencies and foreclosures pending.....................................                 0.46%
                                                                                                  ====

---------------

(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.


                           SERVICING OF MORTGAGE LOANS

The Master Servicer

         Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:


                                                                                                      At              At
                                                            At February 28(29),                   December 31,     June 30,
                                       --------------------------------------------------------   -----------    -----------
                                           1998          1999           2000           2001          2001            2002
                                       -----------    -----------    -----------    -----------   -----------    -----------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days ...............            1.08%          1.03%          1.36%          1.61%         1.89%          1.85%
        60-89 days ...............            0.16           0.18           0.22           0.28          0.39           0.40
        90 days or more (excluding
           pending foreclosures) .            0.16           0.12           0.16           0.14          0.23           0.28
                                       -----------    -----------    -----------    -----------   -----------    -----------
            Total of delinquencies            1.40%          1.32%          1.75%          2.03%         2.51%          2.53%
                                       ===========    ===========    ===========    ===========   ===========    ===========
   Foreclosures pending ..........            0.17%          0.14%          0.16%          0.27%         0.31%          0.28%
                                       ===========    ===========    ===========    ===========   ===========    ===========
   Total delinquencies and
       foreclosures pending ......            1.57%          1.46%          1.91%          2.30%         2.82%          2.81%
                                       ===========    ===========    ===========    ===========   ===========    ===========

   Net Gains/(Losses) on
       liquidated loans(1) .......     $(2,662,000)   $(2,882,524)   $(3,076,240)   $(2,988,604)  $(5,677,141)   $(3,054,092)

   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2) ....          (0.024)%       (0.018)%       (0.017)%       (0.014)%      (0.022)%       (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1) .....          (0.027)%       (0.021)%       (0.017)%       (0.015)%      (0.023)%       (0.011)%

-------------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

         The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

         As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $1,498,714, evidencing a beneficial ownership interest of approximately 1.33% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $100,825,023 and evidenced in the aggregate a beneficial ownership interest of approximately 89.69% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $11,595,833, and evidenced in the aggregate a beneficial ownership interest of approximately 10.31% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

         Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $1,498,714 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85.0%.


                                         Sensitivity of the Principal Only Certificates to Prepayments
                                                          (Pre-tax Yields to Maturity)

                                                                SPA Prepayment Assumption
                                        --------------------------------------------------------------------
        Class                            0%        75%       250%       350%      450%       500%       600%
                                        ---       ----       ----       ----      ----       ----       ----
        Class PO...................     1.3%      1.9%       3.5%       4.7%      6.0%       6.7%       8.2%


         It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

         The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that (i) all of the underlying Mortgage Loans will have the characteristics assumed or (ii) the underling Mortgage Loans will prepay at a constant percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of SPA, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions or Revised Structuring Assumptions.

                                               Percent of Class Certificate
                                                    Balance Outstanding*

                                                                      Class PO
                                                               SPA Prepayment Assumption
                                         -----------------------------------------------------------------
                Distribution Date         0%       75%       250%       350%      450%      500%       600%
                -----------------        ---       ---       ---        ---       ---        ---       ---
            Initial Percent.........     100       100       100        100       100        100       100
            October 15, 2002              34        34        34         34        34         33        33
            October 25, 2003              34        32        28         26        24         23        21
            October 25, 2004              33        30        23         20        17         16        13
            October 25, 2005              32        27        19         15        12         11         8
            October 25, 2006              30        25        16         12         8          7         5
            October 25, 2007              29        23        13          9         6          5         3
            October 25, 2008              28        21        10          7         4          3         2
            October 25, 2009              27        19         8          5         3          2         1
            October 25, 2010              25        17         7          4         2          1         1
            October 25, 2011              24        16         5          3         1          1         0
            October 25, 2012              22        14         4          2         1          1         0
            October 25, 2013              20        12         3          1         1          0         0
            October 25, 2014              19        11         3          1         0          0         0
            October 25, 2015              17         9         2          1         0          0         0
            October 25, 2016              15         8         1          1         0          0         0
            October 25, 2017              13         6         1          0         0          0         0
            October 25, 2018              11         5         1          0         0          0         0
            October 25, 2019               8         4         1          0         0          0         0
            October 25, 2020               6         3         0          0         0          0         0
            October 25, 2021               4         2         0          0         0          0         0
            October 25, 2022               2         1         0          0         0          0         0
            October 25, 2023               0         0         0          0         0          0         0
            Weighted Average Life
            (years) **...............     12.10      8.85      4.87       3.70      2.92       2.63      2.16

               ---------------

                *   Rounded to the nearest whole percentage.

                ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                               CREDIT ENHANCEMENT

         As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,408,085 and $110,557 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

         General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

         Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

         The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code
Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section 1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

         Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by

         o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

         o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

         The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

         A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

         Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

         Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

         Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

         Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

         The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

         A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

         Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

         Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

         The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

         Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

         Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

         Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

         The Class PO Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                                                       EXHIBIT 1


               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1993-8


                              Current Mortgage Rates of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ -----------------------
            Current               Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
       Mortgage Rate (%)                Loans                 Outstanding ($)                Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------
            7.000                        102                  28,674,244.29                        25.51
            7.125                         98                  25,699,181.77                        22.86
            7.250                        129                  33,658,463.09                        29.94
            7.375                         46                  11,203,379.26                         9.97
            7.500                         37                   8,404,190.47                         7.48
            7.625                         10                   2,244,807.02                         2.00
            7.750                          6                   1,374,997.67                         1.22
            8.000                          5                   1,161,593.59                         1.03
-------------------------------- --------------------- ------------------------------ -----------------------
        Total                            433                 112,420,857.16                       100.00
================================ ===================== ============================== =======================

(1) As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.210% per annum.


                                   Current Mortgage Loan Principal Balances (1)
--------------------------------------- -------------------- ------------------------------- -----------------------
           Current Mortgage               Number of Mortgage    Aggregate Principal Balance     Percent of Mortgage
           Loan Balance ($)                    Loans                Outstanding ($)                 Pool (%)
--------------------------------------- -------------------- ------------------------------- -----------------------
            0.01 to 50,000.00                     3                    106,857.88                     0.09
       50,000.01 to 100,000.00                    7                    567,137.03                     0.50
      100,000.01 to 150,000.00                   13                  1,769,944.99                     1.57
      150,000.01 to 200,000.00                   91                 16,892,832.88                    15.03
      200,000.01 to 250,000.00                  153                 34,106,392.43                    30.34
      250,000.01 to 300,000.00                   59                 16,175,735.12                    14.39
      300,000.01 to 350,000.00                   41                 13,171,132.94                    11.72
      350,000.01 to 400,000.00                   30                 11,083,055.27                     9.86
      400,000.01 to 450,000.00                   12                  5,161,985.40                     4.59
      450,000.01 to 500,000.00                   10                  4,705,507.14                     4.19
      500,000.01 to 550,000.00                    3                  1,580,799.92                     1.41
      550,000.01 to 600,000.00                    2                  1,140,023.21                     1.01
      600,000.01 to 650,000.00                    3                  1,890,292.11                     1.68
      650,000.01 to 700,000.00                    5                  3,363,520.32                     2.99
      700,000.01 to 750,000.00                    1                    705,640.52                     0.63
--------------------------------------- -------------------- ------------------------------- -----------------------
            Total                               433                112,420,857.16                    100.00
======================================= ==================== =============================== =======================

(1) As of the Reference Date, the average current principal balance of Mortgage Loans was approximately $259,632.


                         Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
-------------------------------- --------------------- ------------------------------ -----------------------
 Original Loan-to-Value Ratios    Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
              (%)                       Loans                 Outstanding ($)                Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------
      50.00 or Less                       34                   9,297,169.83                       8.27
      50.01 to 55.00                      20                   6,328,256.96                       5.63
      55.01 to 60.00                      26                   7,633,844.33                       6.79
      60.01 to 65.00                      26                   7,266,417.06                       6.46
      65.01 to 70.00                      46                  12,219,963.43                      10.87
      70.01 to 75.00                      73                  19,477,900.51                      17.33
      75.01 to 80.00                     126                  31,909,197.29                      28.38
      80.01 to 85.00                       9                   2,231,911.16                       1.99
      85.01 to 90.00                      73                  16,056,196.59                      14.28
-------------------------------- --------------------- ------------------------------ -----------------------
        Total                            433                 112,420,857.16                     100.00
================================ ===================== ============================== =======================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 71.32%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.


                             State Distribution of the Mortgaged Properties (1)
-------------------------------- --------------------- ------------------------------ -----------------------
     State Distribution of        Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
     Mortgaged Properties               Loans                 Outstanding ($)                Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------
Arizona                                    3                     844,587.03                      0.75
California                               215                  57,247,771.98                     50.92
Colorado                                   9                   2,027,509.40                      1.80
Connecticut                                3                     711,584.93                      0.63
District of Columbia                       2                     536,793.05                      0.48
Florida                                   16                   3,827,476.09                      3.40
Georgia                                    6                   1,523,813.25                      1.36
Hawaii                                    10                   3,452,379.40                      3.07
Idaho                                      3                   1,061,084.01                      0.94
Illinois                                  20                   5,111,610.44                      4.55
Indiana                                    4                     889,743.32                      0.79
Kansas                                     1                     205,612.95                      0.18
Kentucky                                   1                     191,120.52                      0.17
Louisiana                                  1                     152,615.56                      0.14
Maryland                                  12                   2,936,786.40                      2.61
Massachusetts                             12                   3,144,142.81                      2.80
Michigan                                   2                     444,187.77                      0.40
Minnesota                                  1                     312,266.78                      0.28
Missouri                                   3                     624,612.22                      0.56
Nevada                                     3                     550,705.22                      0.49
New Hampshire                              1                     165,373.64                      0.15
New Jersey                                13                   3,269,807.44                      2.91
New York                                  26                   7,653,768.61                      6.81
North Carolina                             3                     671,124.88                      0.60
Ohio                                       1                     199,899.16                      0.18
Oregon                                     6                   1,495,409.59                      1.33
Pennsylvania                              13                   3,465,725.53                      3.08
Rhode Island                               1                     267,560.92                      0.24
Tennessee                                  2                     383,253.07                      0.34
Texas                                     20                   4,145,071.25                      3.69
Utah                                       3                     557,593.81                      0.50
Virginia                                   6                   1,498,760.36                      1.33
Washington                                 8                   1,989,868.29                      1.77
Wisconsin                                  3                     861,237.48                      0.77
-------------------------------- --------------------- ------------------------------ -----------------------
        Total                            433                 112,420,857.16                    100.00
================================ ===================== ============================== =======================

(1) As of the Reference Date, no more than approximately 1.67% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.


                               Documentation Programs for the Mortgage Loans
-------------------------------- --------------------- ------------------------------ -----------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
        Type of Program                 Loans                 Outstanding ($)                Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------
Full                                     189                  49,827,245.73                     44.32
Alternative                              208                  53,618,754.79                     47.69
Reduced                                   13                   2,686,025.76                      2.39
Streamlined                               23                   6,288,830.88                      5.59
-------------------------------- --------------------- ------------------------------ -----------------------
        Total                            433                 112,420,857.16                    100.00
================================ ===================== ============================== =======================


                                        Types of Mortgaged Properties
----------------------------------- --------------------- ----------------------------- -----------------------
                                     Number of Mortgage   Aggregate Principal Balance    Percent of Mortgage
          Property Type                    Loans                Outstanding ($)                Pool (%)
----------------------------------- --------------------- ----------------------------- -----------------------
Single Family Residence                     355                  94,558,472.28                  84.11
Low-rise Condominium                          2                     446,232.15                   0.40
Planned Unit Development                     76                  17,416,152.73                  15.49
----------------------------------- --------------------- ----------------------------- -----------------------
        Total                               433                 112,420,857.16                 100.00
=================================== ===================== ============================= =======================


                                       Purposes of the Mortgage Loans
-------------------------------- --------------------- ------------------------------ -----------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
         Loan Purpose                   Loans                 Outstanding ($)                Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------
Purchase                                 103                  24,356,134.15                     21.67
Refinance (rate/term)                    279                  74,694,018.81                     66.44
Refinance (cash out)                      51                  13,370,704.20                     11.89
-------------------------------- --------------------- ------------------------------ -----------------------
        Total                            433                 112,420,857.16                    100.00
================================ ===================== ============================== =======================


                                 Occupancy Types of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ -----------------------
                                  Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
        Occupancy Type                  Loans                 Outstanding ($)                Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------
Owner Occupied                           428                 111,134,900.28                     98.86
Investment                                 1                     316,039.84                      0.28
Second Home                                4                     969,917.04                      0.86
-------------------------------- --------------------- ------------------------------ -----------------------
        Total                            433                 112,420,857.16                    100.00
================================ ===================== ============================== =======================

(1) Based upon representations of the related Mortgagors at the time of origination.



                           Remaining Terms to Maturity of the Mortgage Loans (1)
-------------------------------- --------------------- ------------------------------ -----------------------
  Remaining Term to Maturity      Number of Mortgage    Aggregate Principal Balance    Percent of Mortgage
           (months)                     Loans                 Outstanding ($)                Pool (%)
-------------------------------- --------------------- ------------------------------ -----------------------
              130                          1                     226,691.02                      0.20
              131                          4                     615,953.67                      0.55
              132                          2                     320,727.17                      0.29
              133                          1                     182,349.02                      0.16
              249                          1                     218,231.91                      0.19
              251                         12                   2,575,554.11                      2.29
              252                         45                  10,439,132.41                      9.29
              253                        201                  53,038,327.38                     47.18
              254                        166                  44,803,890.47                     39.85
-------------------------------- --------------------- ------------------------------ -----------------------
            Total                        433                 112,420,857.16                    100.00
================================ ===================== ============================== =======================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 252 months.

                                                                       EXHIBIT 2

                                                      Distribution Date: 9/25/02

      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8


                                   Certificateholder Monthly Distribution Summary
--------------------------------------------------------------------------------------------------------------------
                             Certificate                      Pass
                   Class        Rate         Beginning       Through     Principal      Interest        Total
Class   Cusip   Description     Type          Balance       Rate (%)   Distribution   Distribution   Distribution
--------------------------------------------------------------------------------------------------------------------
A1   126690GV2    Senior      Fix-30/360             0.00   7.000000           0.00           0.00           0.00
A2   126690GW0    Senior      Fix-30/360             0.00   6.350000           0.00           0.00           0.00
A3   126690GX8    Senior      Fix-30/360       650,245.00   6.500000     485,506.00       3,522.16     489,028.16
A4   126690GY6    Senior      Fix-30/360    12,373,000.00   6.800000           0.00      70,113.67      70,113.67
A5   126690GZ3    Senior      Fix-30/360             0.00   7.000000           0.00           0.00           0.00
A6                                           3,638,101.09   7.000000   3,638,101.09      21,222.26   3,659,323.34
A6   126690HA7    Senior      Fix-30/360             0.00   7.000000           0.00           0.00           0.00
A6   126690HA7    Senior      Fix-30/360     3,638,101.09   7.000000   3,638,101.09      21,222.26   3,659,323.34
A7   126690HB5    Senior      Var-30/360    23,635,712.63   4.097000     983,428.25      80,696.26   1,064,124.51
A8   126690HC3    Senior      Var-30/360    10,129,591.13  13.773667     421,469.25     116,268.01     537,737.26
A9   126690HD1    Senior      Var-30/360    16,055,817.08   2.962500     668,046.03      39,637.80     707,683.83
A10  126690HE9    Senior      Var-30/360     4,587,376.32  21.131250     190,870.30      80,780.83     271,651.13
A11  126690HF6    Senior      Var-30/360    26,945,245.00   3.312500           0.00      74,380.10      74,380.10
A12  126690HG4    Senior      Var-30/360     1,224,784.00  11.000000           0.00      11,227.19      11,227.19
A13  126690HH2    Senior      Var-30/360     6,473,858.00  21.591216           0.00     116,482.06     116,482.06
AIO  126690HJ8    Strip IO    Fix-30/360       399,955.33   7.000000           0.00       2,333.07       2,333.07
PO   126690HK5    Strip PO    Fix-30/360     1,594,661.77   0.000000      95,947.50           0.00      95,947.50
X    126690HL3    Strip IO    Fix-30/360    26,126,570.90   0.238709           0.00       5,197.20       5,197.20
AR   126690HM1    Senior      Fix-30/360             0.00   7.000000           0.00           0.10           0.10
--------------------------------------------------------------------------------------------------------------------
M    126690HN9    Mezzanine   Fix-30/360     5,038,411.87   7.000000     240,351.51      29,390.74     269,742.24
B1   126690HP4    Junior      Fix-30/360     2,239,294.14   7.000000     106,822.89      13,062.55     119,885.44
B2   126690HQ2    Junior      Fix-30/360     2,799,117.78   7.000000     133,528.62      16,328.19     149,856.81
B3   126690KD7    Junior      Fix-30/360       783,752.67   7.000000      37,388.00       4,571.89      41,959.89
B4   126690KE5    Junior      Fix-30/360       335,893.93   7.000000      16,023.42       1,959.38      17,982.81
B5   126690KF2    Junior      Fix-30/360       980,238.64   7.000000      46,761.13       5,718.06      52,479.19
--------------------------------------------------------------------------------------------------------------------
Totals                                     119,485,101.05              7,064,243.99     692,891.52   7,757,135.50
--------------------------------------------------------------------------------------------------------------------

------------------------------------------------
        Current                    Cumulative
       Realized     Ending           Realized
Class   Losses      Balance          Losses
------------------------------------------------
A1       0.00             0.00           0.00
A2       0.00             0.00           0.00
A3       0.00       164,739.00           0.00
A4       0.00    12,373,000.00           0.00
A5       0.00             0.00           0.00
A6       0.00             0.00           0.00
A6       0.00             0.00           0.00
A6       0.00             0.00           0.00
A7       0.00    22,652,284.38           0.00
A8       0.00     9,708,121.88           0.00
A9       0.00    15,387,771.05           0.00
A10      0.00     4,396,506.02           0.00
A11      0.00    26,945,245.00           0.00
A12      0.00     1,224,784.00           0.00
A13      0.00     6,473,858.00           0.00
AIO      0.00       365,276.13           0.00
PO       0.00     1,498,714.28           0.00
X        0.00    24,388,968.01           0.00
AR       0.00             0.00           0.00
------------------------------------------------
M        0.00     4,798,060.36           0.00
B1       0.00     2,132,471.25           0.00
B2       0.00     2,665,589.17           0.00
B3       0.00       746,364.67           0.00
B4       0.00       319,870.51           0.00
B5       0.00       933,477.51     235,650.73
------------------------------------------------
Total    0.00   112,420,857.08     235,650.73
------------------------------------------------


                                                      Distribution Date: 9/25/02

      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8

                                                             Principal Distribution Detail
--------------------------------------------------------------------------------------------------------------------------------
                      Original          Beginning         Scheduled                  Unscheduled         Net         Current
                     Certificate       Certificate        Principal    Accretion      Principal       Principal     Realized
 Class    Cusip       Balance           Balance         Distribution   Principal     Adjustments     Distribution    Losses
--------------------------------------------------------------------------------------------------------------------------------
 A1    126690GV2     68,803,000.00            0.00              0.00     0.00            0.00                0.00      0.00
 A2    126690GW0     28,187,000.00            0.00              0.00     0.00            0.00                0.00      0.00
 A3    126690GX8     14,939,000.00      650,245.00        485,506.00     0.00            0.00          485,506.00      0.00
 A4    126690GY6     12,373,000.00   12,373,000.00              0.00     0.00            0.00                0.00      0.00
 A5    126690GZ3    104,924,000.00            0.00              0.00     0.00            0.00                0.00      0.00
 A6                  48,344,000.00    3,638,101.09      3,638,101.09     0.00            0.00        3,638,101.09      0.00
 A6    126690HA7     22,376,000.00            0.00              0.00     0.00            0.00                0.00      0.00
 A6    126690HA7     25,968,000.00    3,638,101.09      3,638,101.09     0.00            0.00        3,638,101.09      0.00
 A7    126690HB5     27,328,000.00   23,635,712.63        983,428.25     0.00            0.00          983,428.25      0.00
 A8    126690HC3     11,712,000.00   10,129,591.13        421,469.25     0.00            0.00          421,469.25      0.00
 A9    126690HD1     18,564,000.00   16,055,817.08        668,046.03     0.00            0.00          668,046.03      0.00
 A10   126690HE9      5,304,000.00    4,587,376.32        190,870.30     0.00            0.00          190,870.30      0.00
 A11   126690HF6     26,945,245.00   26,945,245.00              0.00     0.00            0.00                0.00      0.00
 A12   126690HG4      1,224,784.00    1,224,784.00              0.00     0.00            0.00                0.00      0.00
 A13   126690HH2      6,473,858.00    6,473,858.00              0.00     0.00            0.00                0.00      0.00
 AIO   126690HJ8      4,037,950.00      399,955.33              0.00     0.00            0.00                0.00      0.00
 PO    126690HK5      4,337,663.00    1,594,661.77         95,947.50     0.00            0.00           95,947.50      0.00
 X     126690HL3    127,386,190.00   26,126,570.90              0.00     0.00            0.00                0.00      0.00
 AR    126690HM1          1,000.00            0.00              0.00     0.00            0.00                0.00      0.00
--------------------------------------------------------------------------------------------------------------------------------
 M     126690HN9      9,034,775.00    5,038,411.87        240,351.51     0.00            0.00          240,351.51      0.00
 B1    126690HP4      4,015,455.00    2,239,294.14        106,822.89     0.00            0.00          106,822.89      0.00
 B2    126690HQ2      5,019,319.00    2,799,117.78        133,528.62     0.00            0.00          133,528.62      0.00
 B3    126690KD7      1,405,409.00      783,752.67         37,388.00     0.00            0.00           37,388.00      0.00
 B4    126690KE5        602,318.00      335,893.93         16,023.42     0.00            0.00           16,023.42      0.00
 B5    126690KF2      2,007,730.15      980,238.64         46,761.13     0.00            0.00           46,761.13      0.00
--------------------------------------------------------------------------------------------------------------------------------

 Totals             401,545,556.15  119,485,101.05      7,064,243.99     0.00            0.00        7,064,243.99      0.00
--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------
                Ending          Ending
              Certificate     Certificate
 Class         Balance          Factor
--------------------------------------------
 A1                   0.00    0.00000000000
 A2                   0.00    0.00000000000
 A3             164,739.00    0.01102744494
 A4          12,373,000.00    1.00000000000
 A5                   0.00    0.00000000000
 A6                   0.00    0.00000000000
 A6                   0.00    0.00000000000
 A6                   0.00    0.00000000000
 A7          22,652,284.38    0.82890384880
 A8           9,708,121.88    0.82890384904
 A9          15,387,771.05    0.82890384860
 A10          4,396,506.02    0.82890385076
 A11         26,945,245.00    1.00000000000
 A12          1,224,784.00    1.00000000000
 A13          6,473,858.00    1.00000000000
 AIO            365,276.13    0.09046078494
 PO           1,498,714.28    0.34551192141
 X           24,388,968.01    0.19145692331
 AR                   0.00    0.00000000000
--------------------------------------------
 M            4,798,060.36    0.53106583841
 B1           2,132,471.25    0.53106590609
 B2           2,665,589.17    0.53106590091
 B3             746,364.67    0.53106581222
 B4             319,870.51    0.53106583187
 B5             933,477.51    0.46494171842
--------------------------------------------

 Totals     112,420,857.08
--------------------------------------------


                                                      Distribution Date: 9/25/02

      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8


                                                    Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------
            Beginning                Pass           Accrued      Cumulative                         Total            Net
           Certificate              Through         Optimal        Unpaid          Deferred       Interest       Prepayment
Class       Balance                 Rate (%)        Interest      Interest         Interest          Due       Int Shortfall
------------------------------------------------------------------------------------------------------------------------------
  A1                 0.00          7.000000              0.00       0.00             0.00               0.00       0.00
  A2                 0.00          6.350000              0.00       0.00             0.00               0.00       0.00
  A3           650,245.00          6.500000          3,522.16       0.00             0.00           3,522.16       0.00
  A4        12,373,000.00          6.800000         70,113.67       0.00             0.00          70,113.67       0.00
  A5                 0.00          7.000000              0.00       0.00             0.00               0.00       0.00
  A6         3,638,101.09          7.000000         21,222.26       0.00             0.00          21,222.26       0.00
  A6                 0.00          7.000000              0.00       0.00             0.00               0.00       0.00
  A6         3,638,101.09          7.000000         21,222.26       0.00             0.00          21,222.26       0.00
  A7        23,635,712.63          4.097000         80,696.26       0.00             0.00          80,696.26       0.00
  A8        10,129,591.13         13.773667        116,268.01       0.00             0.00         116,268.01       0.00
  A9        16,055,817.08          2.962500         39,637.80       0.00             0.00          39,637.80       0.00
  A10        4,587,376.32         21.131250         80,780.83       0.00             0.00          80,780.83       0.00
  A11       26,945,245.00          3.312500         74,380.10       0.00             0.00          74,380.10       0.00
  A12        1,224,784.00         11.000000         11,227.19       0.00             0.00          11,227.19       0.00
  A13        6,473,858.00         21.591216        116,482.06       0.00             0.00         116,482.06       0.00
  AIO          399,955.33          7.000000          2,333.07       0.00             0.00           2,333.07       0.00
  PO         1,594,661.77          0.000000              0.00       0.00             0.00               0.00       0.00
  X         26,126,570.90          0.238709          5,197.20       0.00             0.00           5,197.20       0.00
  AR                 0.00          7.000000              0.00       0.00             0.00               0.00       0.00
------------------------------------------------------------------------------------------------------------------------------
  M          5,038,411.87          7.000000         29,390.74       0.00             0.00          29,390.74       0.00
  B1         2,239,294.14          7.000000         13,062.55       0.00             0.00          13,062.55       0.00
  B2         2,799,117.78          7.000000         16,328.19       0.00             0.00          16,328.19       0.00
  B3           783,752.67          7.000000          4,571.89       0.00             0.00           4,571.89       0.00
  B4           335,893.93          7.000000          1,959.38       0.00             0.00           1,959.38       0.00
  B5           980,238.64          7.000000          5,718.06       0.00             0.00           5,718.06       0.00
------------------------------------------------------------------------------------------------------------------------------

  Totals   119,485,101.05                          692,891.42       0.00             0.00         692,891.42       0.00
------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------
               Unscheduled
                 Interest         Interest
Class           Adjustment          Paid
-----------------------------------------------
  A1               0.00                0.00
  A2               0.00                0.00
  A3               0.00            3,522.16
  A4               0.00           70,113.67
  A5               0.00                0.00
  A6               0.00           21,222.26
  A6               0.00                0.00
  A6               0.00           21,222.26
  A7               0.00           80,696.26
  A8               0.00          116,268.01
  A9               0.00           39,637.80
  A10              0.00           80,780.83
  A11              0.00           74,380.10
  A12              0.00           11,227.19
  A13              0.00          116,482.06
  AIO              0.00            2,333.07
  PO               0.00                0.00
  X                0.00            5,197.20
  AR               0.00                0.10
-----------------------------------------------
  M                0.00           29,390.74
  B1               0.00           13,062.55
  B2               0.00           16,328.19
  B3               0.00            4,571.89
  B4               0.00            1,959.38
  B5               0.00            5,718.06
-----------------------------------------------

  Totals           0.00          692,891.52
-----------------------------------------------


                                                      Distribution Date: 9/25/02

      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8


                                                  Current Payment Information
                                                      Factors per $ 1,000
------------------------------------------------------------------------------------------------------------------------------------
                             Original        Beginning Cert.                                             Ending Cert.         Pass
                           Certificate          Notional            Principal          Interest            Notional         Through
Class       Cusip            Balance            Balance           Distribution       Distribution          Balance          Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
A1       126690GV2        68,803,000.00         0.000000000        0.000000000       0.000000000           0.000000000     7.000000
A2       126690GW0        28,187,000.00         0.000000000        0.000000000       0.000000000           0.000000000     6.350000
A3       126690GX8        14,939,000.00        43.526675146       32.499230203       0.235769490          11.027444943     6.500000
A4       126690GY6        12,373,000.00     1,000.000000000        0.000000000       5.666666667       1,000.000000000     6.800000
A5       126690GZ3       104,924,000.00         0.000000000        0.000000000       0.000000000           0.000000000     7.000000
A6                        48,344,000.00        75.254449156       75.254449156       0.438984362           0.000000000     7.000000
A6       126690HA7        22,376,000.00         0.000000000        0.000000000       0.000000000           0.000000000     7.000000
A6       126690HA7        25,968,000.00       140.099394944      140.099394944       0.817246471           0.000000000     7.000000
A7       126690HB5        27,328,000.00       864.889952796       35.986103996       2.952878447         828.903848800     4.097000
A8       126690HC3        11,712,000.00       864.889953040       35.986103996       9.927254999         828.903849044    13.773667
A9       126690HD1        18,564,000.00       864.889952596       35.986103996       2.135197070         828.903848601     2.962500
A10      126690HE9         5,304,000.00       864.889954751       35.986103996      15.230171547         828.903850755    21.131250
A11      126690HF6        26,945,245.00     1,000.000000000        0.000000000       2.760416667       1,000.000000000     3.312500
A12      126690HG4         1,224,784.00     1,000.000000000        0.000000000       9.166666667       1,000.000000000    11.000000
A13      126690HH2         6,473,858.00     1,000.000000000        0.000000000      17.992680071       1,000.000000000    21.591216
AIO      126690HJ8         4,037,950.00        99.049105268        0.000000000       0.577786447          90.460784939     7.000000
PO       126690HK5         4,337,663.00       367.631550198       22.119628789       0.000000000         345.511921409     0.000000
X        126690HL3       127,386,190.00       205.097357100        0.000000000       0.040798796         191.456923313     0.238709
AR       126690HM1             1,000.00         0.000000000        0.000000000       0.097954391           0.000000000     7.000000
------------------------------------------------------------------------------------------------------------------------------------
M        126690HN9         9,034,775.00       557.668770466       26.602932058       3.253067828         531.065838408     7.000000
B1       126690HP4         4,015,455.00       557.668841537       26.602935449       3.253068242         531.065906089     7.000000
B2       126690HQ2         5,019,319.00       557.668836100       26.602935189       3.253068211         531.065900911     7.000000
B3       126690KD7         1,405,409.00       557.668742972       26.602930747       3.253067667         531.065812225     7.000000
B4       126690KE5           602,318.00       557.668763603       26.602931731       3.253067788         531.065831872     7.000000
B5       126690KF2         2,007,730.15       488.232263685       23.290545262       2.848021538         464.941718424     7.000000
------------------------------------------------------------------------------------------------------------------------------------

Totals                   401,545,556.15       297.563001806       17.592633966       1.725561420         279.970367890
------------------------------------------------------------------------------------------------------------------------------------

      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8


Pool Level Data
Distribution Date                                                                             9/25/02
Cut-off Date                                                                                  11/1/93
Determination Date                                                                             9/1/02
Accrual Period 30/360                                               Begin                      8/1/02
                                                                    End                        9/1/02

Number of Days in 30/360 Accrual Period                                     30

--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------

Group 1
-------
Cut-Off Date Balance                                                                  358,254,305.32

Beginning Aggregate Pool Stated Principal Balance                                     119,485,101.14
Ending Aggregate Pool Stated Principal Balance                                        112,420,857.16

Beginning Aggregate Certificate Stated Principal Balance                              119,485,101.05
Ending Aggregate Certificate Stated Principal Balance                                 112,420,857.07

Beginning Aggregate Loan Count                                                                   459
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                   26
Ending Aggregate Loan Count                                                                      433

Beginning Weighted Average Loan Rate (WAC)                                                  7.210023%
Ending Weighted Average Loan Rate (WAC)                                                     7.210159%

Beginning Net Weighted Average Loan Rate                                                    6.958773%
Ending Net Weighted Average Loan Rate                                                       6.958909%

Weighted Average Maturity (WAM) (Months)                                                         252

Servicer Advances                                                                           3,927.74

Aggregate Pool Prepayment                                                               6,815,072.55
Pool Prepayment Rate                                                                     50.6512 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------

Group 1
-------
Senior Percentage                                                                      89.6711649359%
Senior Prepayment Percentage                                                           91.7369319487%

Subordinate Percentage                                                                 10.3288350641%
Subordinate Prepayment Percentage                                                       8.2630680513%


      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8


Certificate Account

Beginning Balance                                                                                        0.00

Deposit
Payments of Interest and Principal                                                               7,782,131.65
Liquidation Proceeds                                                                                     0.00
All Other Proceeds                                                                                       0.00
Other Amounts                                                                                            0.00
                                                                                               --------------
Total Deposits                                                                                   7,782,131.65


Withdrawals
Reimbursement of Servicer Advances                                                                       0.00
Payment of Master Servicer Fees                                                                     25,641.74
Payment of Sub Servicer Fees                                                                             0.00
Payment of Other Fees                                                                               20,569.00
Payment of Insurance Premium(s)                                                                          0.00
Payment of Personal Mortgage Insurance                                                                   0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                         0.00
Payment of Principal and Interest                                                                7,757,135.49
                                                                                               --------------
Total Withdrawals                                                                                7,803,346.23

Ending Balance                                                                                        -645.57


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                            4,448.19
Compensation for Gross PPIS from Servicing Fees                                                      4,448.19
Other Gross PPIS Compensation                                                                            0.00
                                                                                               --------------
Total Net PPIS (Non-Supported PPIS)                                                                      0.00


Master Servicing Fees Paid                                                                          25,641.74
Sub Servicing Fees Paid                                                                                  0.00
Insurance Premium(s) Paid                                                                                0.00
Personal Mortgage Insurance Fees Paid                                                                    0.00
Other Fees Paid                                                                                     20,569.00
                                                                                               --------------
Total Fees                                                                                          46,210.74

      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8


--------------------------------------------------------------------------------
                            Delinquency Information
--------------------------------------------------------------------------------

Group 1
-------

Delinquency                                     30-59 Days    60-89 Days     90-179 Days     180-269 Days   270+ Days      Totals
-----------                                     ----------    ----------     -----------     ------------   ---------      ------
Scheduled Principal Balance                     508,484.25          0.00            0.00             0.00        0.00   508,484.25
Percentage of Total Pool Balance                 0.452304%     0.000000%       0.000000%        0.000000%   0.000000%    0.452304%
Number of Loans                                          2             0               0                0           0            2
Percentage of Total Loans                        0.461894%     0.000000%       0.000000%        0.000000%   0.000000%    0.461894%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
---
Scheduled Principal Balance                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                   0.00
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                       0.00
Additional Gains (Recoveries)/Losses                                                                                          0.00
Total Realized Losses                                                                                                   234,419.57


--------------------------------------------------------------------------------
   Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                            Original          Current
----------                                                                                            --------          -------
Bankruptcy Loss                                                                                      110,557.00        110,557.00
Bankruptcy Percentage                                                                                 0.030860%         0.098342%
Credit/Fraud Loss                                                                                  8,030,911.12              0.00
Credit/Fraud Loss Percentage                                                                          2.241679%         0.000000%


      THE BANK OF
        NEW YORK

  101 Barclay St., 8W
  New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236

                                    CWMBS INC
                       MORTGAGE PASS THROUGH CERTIFICATES
                                  SERIES 1993-8


Protection                                                                Original              Current
----------                                                                --------              -------
Special Hazard Loss                                                      8,033,235.00         2,408,085.38
Special Hazard Loss Percentage                                              2.242328%            2.142027%

Credit Support                                                           Original               Current
--------------                                                           --------               -------
Class A                                                                379,460,550.00       100,825,023.61
Class A Percentage                                                         94.500000%           89.685336%

Class M                                                                  9,034,775.00         4,798,060.36
Class M Percentage                                                          2.250000%            4.267945%

Class B1                                                                 4,015,455.00         2,132,471.25
Class B1 Percentage                                                         1.000000%            1.896864%

Class B2                                                                 5,019,319.00         2,665,589.17
Class B2 Percentage                                                         1.250000%            2.371081%

Class B3                                                                 1,405,409.00           746,364.67
Class B3 Percentage                                                         0.350000%            0.663902%

Class B4                                                                   602,318.00           319,870.51
Class B4 Percentage                                                         0.150000%            0.284530%

Class B5                                                                 2,007,730.15           933,477.51
Class B5 Percentage                                                         0.500001%            0.830342%
